SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT ("***Amendment***") is entered into by and between WEM Dragon, LLC, a Utah limited liability company ("***DRAGON***"), and Black Dragon Energy, LLC, a Nevada limited liability company ("***BLACK***") and effective as of March 1, 2017. DRAGON and BLACK may be referred to herein, each individually, as a "***Party***" and, collectively, as the "***Parties***."

WHEREAS, the Parties are party to that certain Purchase and Sale Agreement by and between BLACK and DRAGON dated effective March 1, 2017 (the "***PSA***"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA;

WHEREAS, the Parties entered into that certain First Amendment to Purchase and Sale Agreement dated effective as of March 1, 2017 ("***First Amendment***") for the purpose of modifying Section 2.1, Section 3.1, Section 3.2, Section 3.4, and Section 3.5 of the PSA (the PSA as modified by the First Amendment may hereinafter be referred to as the "***Agreement***"); and

WHEREAS, as permitted by and in accordance with Section 14.8 of the PSA the Parties desire to amend and modify the Agreement as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, DRAGON and BLACK do hereby contract, stipulate, consent, and agree as follows:

1. The following additional definitions are added to Section 2.1 of the PSA as follows:

   "***Payment Deadline***" shall be August 1, 2019, provided that, if Fortem's stock is not listed on the TSX Venture Exchange on or before August 1, 2018, the Payment Deadline shall be December 31, 2018.

2. Section 3.1.3 of the Agreement is hereby amended to read as follows:

   3.1.3 Notwithstanding anything to the contrary in this Agreement, the full amount of the Cash Consideration is to be paid by BLACK on or before the Payment Deadline, regardless of the amount and/or sufficiency of Raised Funds.

3. Section 3.5 of the Agreement is hereby amended to read as follows:

   3.5 Failure to Pay. Subject only to Section 3.2, if BLACK and its Affiliates fail to receive sufficient Raised Funds to timely make full payment of the Cash Consideration pursuant to Section 3.1 on or before the Payment Deadline, then BLACK's right(s) to earn or otherwise further acquire any of the Assets shall immediately terminate without notice.

4. No Other Amendments. All other terms of the Agreement not amended hereby remain in full force and effect as originally set forth.

5. This Amendment may be executed by facsimile or other means of electronic communication capable of reproducing a printed copy and by counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

6. This Amendment has been duly executed on behalf of the parties hereto effective as of the date first written above.

IN WITNESS WHEREOF, this Second Amendment is executed, agreed to, and accepted by the Parties as of the Effective Date.

DRAGON:
WEM DRAGON, LLC
By: **Wasatch Energy Management, LLC,** as manager of WEM Dragon, LLC

By: *"Kimball E Hodges"*
Name: Kimball E Hodges
Title: Manager of Wasatch Energy Management, LLC

BLACK:
Black Dragon Energy, LLC

By: *"Michael Caetano"*
Name: Michael Caetano
Title: Manager